UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

  L3 TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-37975	13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by L3 Technologies, Inc. (the “Company”), Michael T. Strianese will retire as Chief Executive Officer of the Company, effective December 31, 2017, but will remain as Chairman of the Board of Directors of the Company (the “Board”).  On November 8, 2017, the Company entered into a retirement agreement with Mr. Strianese (the “Retirement Agreement”), which provides for the following:

•
Mr. Strianese will continue to serve as Chairman and Chief Executive Officer through December 31, 2017, and will continue to receive his current base salary of $1,390,000 per year during this period.  He will also continue to participate in the Company’s annual incentive plan (“AIP”) in respect of fiscal 2017 based on his existing target bonus opportunity of 165% of base salary (or $2,293,500), subject to actual performance and the terms of the AIP.

•
Mr. Strianese will retire as Chief Executive Officer, effective December 31, 2017, but will continue to serve as Executive Chairman and as a member of the Board from January 1, 2018 until the Company’s 2018 Annual meeting of Stockholders, at which time his term of office as a director and his employment with the Company shall cease.

•
During his tenure as Executive Chairman, Mr. Strianese will receive a base salary of $695,000 per year, which will be prorated for the actual time he serves as Executive Chairman of the Company.  In addition, Mr. Strianese will be eligible to participate in the AIP in respect of fiscal 2018 based on a target bonus opportunity of 165% of his prorated base salary as Executive Chairman, subject to actual performance and the terms of the AIP.

•	Mr. Strianese’s outstanding long-term incentive compensation awards (“LTI awards”) will continue to vest during his employment subject to the terms of the applicable award agreements.

•	Following Mr. Strianese’s employment, he will be subject to customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation provisions.

Additional information regarding the Company’s executive compensation programs, including information about the AIP and LTI programs, can be found in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders.

The foregoing summary of Mr. Strianese’s Retirement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retirement Agreement and General Release between Michael T. Strianese and the Company, dated November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: November 8, 2017